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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Landmark Graphics Corporation pertaining to the registration of 653,718 shares of its common stock and to the incorporation by reference therein of our report dated December 16, 1992, with respect to the consolidated financial statements and schedules of Landmark Graphics Corporation included in its Annual Report on Form 10-K for the fiscal year ended June 30, 1994.


/s/ Levine, Hughes & Mithuen, Inc.

Englewood, Colorado
July 11, 1995